                                                                     EXHIBIT 3.2




                                 AMENDED BYLAWS


                                       OF


                                ADMINISTAFF, INC.




Dated: March 7, 2001


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                                      INDEX

ARTICLE I

     OFFICES
     Section 1.1 Principal Office ...........................................-5-
     Section 1.2 Registered Office ..........................................-5-
     Section 1.3 Other Offices ..............................................-5-

ARTICLE II

     STOCKHOLDERS ...........................................................-5-
     Stockholders' Meetings .................................................-5-
     Section 2.1 Annual Meeting .............................................-5-
     Section 2.2 Special Meetings ...........................................-5-
     Section 2.3 Notice of Meetings and Adjourned Meetings ..................-6-
     Section 2.4 Voting Lists ...............................................-6-
     Section 2.5 Quorum .....................................................-7-
     Section 2.6 Adjourned Meetings .........................................-7-
     Section 2.7 Organization; Agenda .......................................-7-
     Section 2.8 Voting .....................................................-7-
     Section 2.9 Shares Held or Controlled by the Corporation ...............-8-
     Section 2.10 Voting by Certain Persons or Entities .....................-8-
     Section 2.11 Voting of Shares Subject to Joint Power ...................-8-
     Section 2.12 Proxies ...................................................-9-
     Section 2.13 Authorization of Proxies ..................................-9-
     Section 2.14 Stockholders Entitled to Vote ............................-10-
     Section 2.15 Order of Business ........................................-10-
     Section 2.16 Inspectors of Election ...................................-10-
     Section 2.17 Action by Written Consent ................................-11-
     Section 2.18 Notice of Stockholder Nominees ...........................-11-
     Section 2.19 Stockholder Proposals ....................................-12-

ARTICLE III

     DIRECTORS .............................................................-12-
     Section 3.1 Management ................................................-12-
     Section 3.2 Number and Term ...........................................-13-
     Section 3.3 Nominations ...............................................-13-
     Section 3.4 Quorum and Manner of Action ...............................-13-
     Section 3.5 Vacancies .................................................-13-
     Section 3.6 Subject to Rights of Holders of Preferred Stock ...........-14-
     Section 3.7 Resignations ..............................................-14-
     Section 3.8 Removals ..................................................-15-
     Section 3.9 Annual Meetings ...........................................-15-


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
     Section 3.10 Regular Meetings .........................................-15-
     Section 3.11 Special Meetings .........................................-15-
     Section 3.12 Organization of Meetings .................................-15-
     Section 3.13 Presumption of Assent ....................................-15-
     Section 3.14 Place of Meetings ........................................-16-
     Section 3.15 Compensation of Directors ................................-16-
     Section 3.16 Action by Unanimous Written Consent ......................-16-
     Section 3.17 Participation in Meetings by Telephone ...................-16-

ARTICLE IV

     COMMITTEES OF THE BOARD ...............................................-16-
     Section 4.1 Executive Committee .......................................-16-
     Section 4.2 Other Committees ..........................................-17-
     Section 4.3 Term.......................................................-17-
     Section 4.4 Committee Changes; Removal ................................-17-
     Section 4.5 Alternate Members .........................................-17-
     Section 4.6 Rules and Procedures ......................................-17-
     Section 4.7 Presumption of Assent .....................................-18-
     Section 4.8 Resignations ..............................................-18-
     Section 4.9 Vacancies .................................................-18-
     Section 4.10 Telephone Meetings .......................................-18-
     Section 4.11 Action Without Meeting ...................................-18-
     Section 4.12 Limitations on Authority .................................-19-

ARTICLE V

     OFFICERS ..............................................................-19-
     Section 5.1 Number and Title ..........................................-19-
     Section 5.2 Term of Office; Vacancies .................................-19-
     Section 5.3 Removal of Elected Officers ...............................-19-
     Section 5.4 Resignations ..............................................-19-
     Section 5.5 The Chairman of the Board .................................-20-
     Section 5.6 Chief Executive Officer ...................................-20-
     Section 5.7 President .................................................-20-
     Section 5.8 Vice Presidents ...........................................-21-
     Section 5.9 Secretary .................................................-21-
     Section 5.10 Assistant Secretaries ....................................-22-
     Section 5.11 Treasurer ................................................-22-
     Section 5.12 Assistant Treasurers .....................................-22-
     Section 5.13 Controller ...............................................-22-
     Section 5.14 Subordinate Officers .....................................-23-
     Section 5.15 Salaries and Compensation ................................-23-


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
ARTICLE VI

     INDEMNIFICATION .......................................................-23-
     Section 6.1 Indemnification of Directors and Officers .................-23-
     Section 6.2 Survival ..................................................-25-
     Section 6.3 Amendment .................................................-25-
     Section 6.4 Definitions ...............................................-26-

ARTICLE VII

     CAPITAL STOCK .........................................................-26-
     Section 7.1 Certificates of Stock .....................................-26-
     Section 7.2 Legends ...................................................-27-
     Section 7.3 Lost Certificates .........................................-27-
     Section 7.4 Transfer Regulations ......................................-27-
     Section 7.5 Fixing Date for Determination of
                 Stockholders of Record for Certain Purposes ...............-27-
     Section 7.6 Dividends .................................................-28-
     Section 7.7 Registered Stockholders ...................................-28-
     Section 7.8 Transfer of Stock .........................................-28-

ARTICLE VIII

     MISCELLANEOUS PROVISIONS ..............................................-28-
     Section 8.1 Corporate Seal ............................................-28-
     Section 8.2 Fiscal Year ...............................................-28-
     Section 8.3 Checks, Drafts, Notes .....................................-29-
     Section 8.4 Notice and Waiver of Notice ...............................-29-
     Section 8.5 Examination of Books and Records ..........................-29-
     Section 8.6 Voting Upon Shares Held by the Corporation ................-29-
     Section 8.7 Reserves ..................................................-30-
     Section 8.8 Corporate Contracts and Instruments .......................-30-
     Section 8.9 Attestation ...............................................-30-
     Section 8.10 Invalid Provisions .......................................-30-
     Section 8.11 Headings .................................................-30-
     Section 8.12 References to Gender/Number ..............................-30-

ARTICLE IX

     AMENDMENTS ............................................................-30-
     Section 9.1 Amendment .................................................-30-


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                                ADMINISTAFF, INC.

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

SECTION 1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be in Kingwood, Montgomery County, Texas.

SECTION 1.2 REGISTERED OFFICE. The registered office and registered agent of the Corporation required to be maintained in the State of Delaware by the General Corporation Law of the State of Delaware shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

SECTION 1.3 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

SECTION 2.1 ANNUAL MEETING. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held each calendar year. Each annual meeting shall be held on such date (no later than 13 months after the date of the last annual meeting of Stockholders) as shall be designated by the Board of Directors and stated in the notice or waivers of notice of such meeting. Furthermore, the annual meeting shall be held at such time and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

SECTION 2.2 SPECIAL MEETINGS. In addition to such special meetings as are provided by law or the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes, may be called at any time by the Board of Directors and may be held on such day, at such time and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. Any person or group of persons who owns, beneficially and of record, not less than 25 percent of the outstanding shares of common stock, par value $0.01 per share, of the Corporation may call a special meeting for any proper purpose, by notice delivered to the Secretary setting forth the action(s) proposed to be taken at such special meeting. Except as provided in the immediately preceding sentence, stockholders of the Corporation may not call a special meeting.


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SECTION 2.3 NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Except as otherwise provided by law, written notice of any meeting of Stockholders shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat. Notice of each meeting shall be in such form as is approved by the Board of Directors and shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If the Corporation's books or stock transfer records do not contain an address for any Stockholder, notice to such Stockholder shall be deemed to have been given if sent by first-class mail or telecommunication to the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county where such principal executive office is located. If any notice addressed to a Stockholder at the address of such stockholder appearing on the books or stock transfer records of the Corporation is returned to the Corporation because the postal service is unable to deliver such notice to the address marked thereon, all further notices to such Stockholder at such address shall be deemed to have been duly given without further mailing if the same shall be available to such stockholder upon written demand of such stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice. Unless otherwise provided by law, such written notice shall be given not less than 10 nor more than 60 days before the date of the meeting. Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

SECTION 2.4 VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of the Stockholders, a complete list of Stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and such list shall be subject to inspection by the Stockholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder for the duration of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.


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SECTION 2.5 QUORUM. Except as otherwise provided by law or by the Certificate of
Incorporation, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If a quorum is present at any meeting of Stockholders, such quorum shall be deemed continuously present throughout such meeting notwithstanding the withdrawal of Stockholders sufficient to leave less than a quorum and the remaining Stockholders may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented or, if no Stockholder entitled to vote is present at such meeting, the chairman of such meeting or any officer of the Corporation may adjourn such meeting from time to time until a quorum shall be present. Notwithstanding anything in these Bylaws to the contrary, the chairman of any meeting of Stockholders shall have the right, acting in his sole discretion, to adjourn such meeting at any time and from time to time. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.6 ADJOURNED MEETINGS. When a meeting of Stockholders is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if an adjournment is for more than 30 days or if, after an adjournment, a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At any adjourned meeting at which a quorum shall be present in person or by proxy, the Stockholders entitled to vote thereat may transact any business which might have been transacted at the meeting as originally noticed.

SECTION 2.7 ORGANIZATION; AGENDA. Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

SECTION 2.8 VOTING. (a) Each Stockholder of record, as determined pursuant to
Section 2.14, who is entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall, except to the extent specified in the Certificate of Incorporation or any resolution adopted by the Board of Directors to establish any series of Preferred Stock of the Corporation, be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation.

         (b) No stockholder shall have any right of cumulative voting.


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         (c) A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

         (d) If a quorum is determined to exist at a meeting, action on a matter (other than the election of directors and except as specified in the final sentence of this Section 2.8(d)) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Corporation shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in the General Corporation Law of the State of Delaware (the "DGCL"), the Certificate of Incorporation or these Bylaws.

SECTION 2.9 SHARES HELD OR CONTROLLED BY THE CORPORATION. Shares of the Corporation's capital stock that are owned by the Corporation or by another corporation of which a majority of such corporation's shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Corporation shall neither be entitled to vote nor counted for purposes of determining if a quorum is present at a meeting of the Corporation's stockholders.

SECTION 2.10 VOTING BY CERTAIN PERSONS OR ENTITIES. Shares of the Corporation's capital stock held in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares held in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares held in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares held in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his proxy) may represent the stock and vote thereon.

SECTION 2.11 VOTING OF SHARES SUBJECT TO JOINT POWER. If shares of the Corporation's capital stock are held of record in the name of two or more persons (whether fiduciaries, partners, joint tenants, tenants in common, tenants by the entirety or otherwise) or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (i) if only one such person votes the shares, such person's act binds all persons in whose name such shares are held;


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                  (ii) if more than one such person votes the shares, the act of the majority so voting binds all persons in whose name such shares are held; and

                  (iii) if more than one such person votes the shares but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares or a beneficiary (if any) may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person so appointed by the court.

SECTION 2.12 PROXIES. Every Stockholder entitled to vote at any Stockholders' meeting may authorize another person or persons to act for him by proxy duly appointed by instrument in writing subscribed by such Stockholder and executed not more than three years prior to the meeting, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder's attendance at any meeting, when such Stockholder has theretofore given a proxy, shall not have the effect of revoking such proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, all elections of directors and all other matters before the Stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes may not be cumulated.

SECTION 2.13 AUTHORIZATION OF PROXIES. Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A Stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon


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which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.14 STOCKHOLDERS ENTITLED TO VOTE. The Board of Directors may fix a date not more than 60 days nor less than 10 days prior to the date of any meeting of Stockholders as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at, such meeting and any adjournment thereof notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

SECTION 2.15 ORDER OF BUSINESS. The order of business at each meeting of Stockholders shall be as determined by the chairman of the meeting. In addition, subject to the DGCL, the Certificate of Incorporation and these Bylaws, the chairman of the meeting may establish such regulations for the manner of voting and the conduct of discussion at any meetings of the Corporation's Stockholders as such chairman determines to be necessary or appropriate. In advance of any meeting of the Corporation's Stockholders, the Corporation's Board of Directors may adopt an agenda for such meeting, adherence to which the chairman of the meeting may enforce.

SECTION 2.16 INSPECTORS OF ELECTION. (a) Before any meeting of Stockholders, the Board of Directors may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with Section 231 of the DGCL.

          (b) Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no director or candidate for the office of director shall act as an inspector. Inspectors need not be Stockholders.

         (c) The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots, (ii) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots and (iii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and perform such acts as are proper to conduct the election or vote with fairness to all


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Stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL

SECTION 2.17 ACTION BY WRITTEN CONSENT. No action required or permitted to be taken by the Stockholders shall be taken except at an annual or special meeting with prior notice and a vote. No action may be taken by the Stockholders by written consent.

SECTION 2.18 NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 2.18 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of the Corporation's Stockholders (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.18. All nominations by Stockholders shall be made pursuant to timely notice in proper written form submitted to the Secretary of the Corporation. To be timely, a Stockholders' notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Corporation's proxy statement released to Stockholders in connection with the previous year's annual meeting of Stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of mailing of the preceding year's proxy statement, the notice must be received by the Corporation at least 90 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be in proper written form, such Stockholder's notice to the Secretary shall set forth in writing (a) as to each person whom such Stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to such Stockholder (i) the name and address, as they appear on the Corporation's books, of such Stockholder, (ii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such Stockholder and (iii) a description of all agreements, arrangements or understandings between such Stockholder and each such person that such Stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws of the Company. The chairman of the Stockholder's meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws of the


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Company, and if he shall so determine, he shall announce such determination to the meeting and the defective nomination shall be disregarded.

SECTION 2.19 STOCKHOLDER PROPOSALS. At any special meeting of the Corporation's Stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors, and, in the case of a special meeting of Stockholders called by a Stockholder or Stockholders in accordance with the second sentence of Section 2.2 of these Bylaws, as may be specified in the notice delivered to the Secretary to call such special meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any Stockholder who complies with the procedures set forth in this Section 2.19. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Corporation's proxy statement released to Stockholders in connection with the previous year's annual meeting of Stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of mailing of the preceding year's proxy statement, the notice must be received by the Corporation at least 90 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be in proper written form, such Stockholder's notice to the Secretary shall set forth in writing as to each matter such Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of such Stockholder, (c) the class and number of shares of the Corporation's stock which are beneficially owned by such Stockholder and (d) any material interest of such Stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.19. The chairman of an annual stockholder's meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.19, and, if he should so determine, he shall so announce such determination to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

SECTION 3.1 MANAGEMENT. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

SECTION 3.2 NUMBER AND TERM. The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than three nor more than 15 members, one-third of whom shall be elected each year by the Stockholders except as provided in Section 3.5. Directors need not be Stockholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. The directors need not be stockholders nor residents of the State of Delaware. Each director must have attained 21 years of age.

SECTION 3.3 NOMINATIONS. (a) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 3.3 or Sections 2.18 or 3.5 shall be eligible for election as directors of the Corporation.

          (b) Each notice given by a Stockholder as contemplated by Section 2.18 shall set forth the information required by Section 2.18, in addition to any other information or matters required by the Certificate of Incorporation. The right of a Stockholder to nominate a person for election or reelection to the Board of Directors shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation.

SECTION 3.4 QUORUM AND MANNER OF ACTION. At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws. When the Board of Directors consists of one director, the one director shall constitute a majority and a quorum. A meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors; provided, however, that no action of the remaining directors shall constitute the act of the Board of Directors unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of directors as shall be required by applicable law, by the Certificate of Incorporation or by these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. The act of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors unless by express provision of law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.5 VACANCIES. Except as otherwise provided by law and the Certificate of Incorporation:

         (a) in case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled by a majority of the directors remaining in office (though less than a quorum), and the director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

         (b) any newly-created directorship resulting from any increase in the number of directors constituting the whole Board of Directors may be filled by a majority of the directors then in office (though less than a quorum), and the director so appointed shall be assigned to such class of directors as such majority directors shall determine. Each director so appointed shall hold office for the remaining term of the class to which he is assigned and until his successor is elected and qualified or until his earlier death, resignation or removal.

         (c) except as expressly provided in the DGCL, the Certificate of Incorporation or these Bylaws, Stockholders shall not have any right to fill vacancies on the Board of Directors, including newly-created directorships.

         (d) if, as a result of a disaster or emergency (as determined in good faith by the then remaining directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors and a person is or persons are elected by the directors, who in good faith believe themselves to be a majority of the remaining directors, to fill a vacancy or vacancies that such remaining directors in good faith believe exists, then the acts of such person or persons who are so elected as directors shall be valid and binding upon the Corporation and the Stockholders, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors or (ii) the directors who so elected such person or persons did not in fact constitute a majority of the remaining directors.

SECTION 3.6 SUBJECT TO RIGHTS OF HOLDERS OF PREFERRED STOCK. Notwithstanding the foregoing provisions of this Article III, if the resolutions of the Board of Directors creating any class or series of preferred stock of the Corporation entitle the holders of such preferred stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such resolutions relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article III, and such directors so elected need not be divided into classes pursuant to this Article III unless expressly provided by the provisions of such resolutions.

SECTION 3.7 RESIGNATIONS. A director may resign at any time upon written notice of resignation to the Corporation, delivered to the Secretary. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective if an effective time is specified therein.

SECTION 3.8 REMOVALS. Any director or the entire Board of Directors may be removed only by vote of the Stockholders and only for cause, and another person or persons may be elected to serve for the remainder of his or their term, by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. Stockholders may not remove any director without cause. In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.5.

SECTION 3.9 ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.11 for special meetings of the Board of Directors or in a waiver of notice thereof.

SECTION 3.10 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. Except as otherwise provided by applicable law, any business may be transacted at any regular meeting of the Board of Directors.

SECTION 3.11 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of one-third of the members of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two days before the day the meeting is to be held or if otherwise given in the manner permitted by the Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the Bylaws and unless limited by law, the Certificate of Incorporation or by these Bylaws, any and all business may be transacted at a special meeting.

SECTION 3.12 ORGANIZATION OF MEETINGS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law. The Board of Directors shall cause regular minutes of its proceedings to be kept and shall cause same to be placed in the minute book of the Corporation.

SECTION 3.13 PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who voted in favor of such action.

SECTION 3.14 PLACE OF MEETINGS. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, within or without the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

SECTION 3.15 COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix, and from time to time to change, the compensation of directors. Each director shall be entitled to reimbursement from the corporation for his reasonable expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and meetings of the Stockholders. Nothing contained in these Bylaws shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.16 ACTION BY UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by the DGCL, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

SECTION 3.17 PARTICIPATION IN MEETINGS BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

SECTION 4.1 EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more Directors to constitute an Executive Committee which during the intervals between meetings of the Board of Directors and subject to Section 4.12, shall have and may exercise, in such manner as it shall deem to be in the best interests of the Corporation, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee by the DGCL, the Certificate of Incorporation or these Bylaws, or as reserved to the Board of Directors, or as delegated by the Board of Directors to another committee of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Executive Committee shall consist of not less than two directors, the exact number to be determined from time to time by the affirmative vote of a majority of the whole Board of Directors. None of the members of the Executive Committee need be an officer of the Corporation. Meetings of the Executive Committee may be called at any time by the Chairman of the Board on not less than one day's notice to each member given orally or in writing, which notice shall specify the time, place and purpose of the meeting. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

SECTION 4.2 OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, establish additional standing or special committees of the Board of Directors, each of which shall consist of one or more directors (the exact number to be determined from time to time by the Board of Directors) and, subject to Section 4.12, shall have such powers and functions as may be delegated to it by the Board of Directors. No member of any additional committee need be an officer of the Corporation.

SECTION 4.3 TERM. Each member of a committee of the Board of Directors shall serve as such until the earliest of (i) his death, (ii) the expiration of his term as a director, (iii) his resignation as a member of such committee or as a director and (iv) his removal as a member of such committee or as a director.

SECTION 4.4 COMMITTEE CHANGES; REMOVAL. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to abolish any committee of the Board of Directors; provided, however, that no such action shall be taken in respect of the Executive Committee unless approved by a majority of the whole Board of Directors.

SECTION 4.5 ALTERNATE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate members have been so appointed or each such alternate committee member is absent or disqualified, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.6 RULES AND PROCEDURES. (a) The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one member of each committee as chairman of such committee. If a chairman is not so designated for any committee, the members thereof shall designate a chairman.

         (b) Each committee may adopt its own rules (not inconsistent with these Bylaws or with any specific direction as to the conduct of its affairs as shall have been given by the Board of Directors) governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules.

         (c) If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number. If a committee is comprised of an even number of members, a quorum shall consist of one-half of that number. If a committee is comprised of two members, a quorum shall consist of both members.

         (d) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

         (e) Unless otherwise provided by these Bylaws or by the rules adopted by any committee, notice of the time and place of each meeting of such committee shall be given to each member of such committee as provided in these Bylaws with respect to notices of special meetings of the Board of Directors.

SECTION 4.7 PRESUMPTION OF ASSENT. A member of a committee of the Board of Directors who is present at a meeting of such committee at which action on any matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 4.8 RESIGNATIONS. Any committee member may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective if an effective time is specified therein.

SECTION 4.9 VACANCIES. The Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

SECTION 4.10 TELEPHONE MEETINGS. Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 4.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

SECTION 4.12 LIMITATIONS ON AUTHORITY. Unless otherwise provided in the DGCL or the Certificate of Incorporation, any committee of the Board of Directors, to the extent provided in the resolution or resolutions establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the Corporation's business and affairs, but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the Stockholders, any action or matter expressly required by the DGCL to be submitted to the Stockholders for approval or (ii) adopt, amend or repeal any Bylaws.

                                    ARTICLE V

                                    OFFICERS

SECTION 5.1 NUMBER AND TITLE. (a) The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, who must be a member of the Board of Directors, a Chief Executive Officer, and additional Vice Presidents (including one or more Senior Vice Presidents and one or more Executive Vice Presidents), Assistant Secretaries and/or Assistant Treasurers and a Controller. One person may hold any two or more of these offices, but no officer shall execute any instrument in more than one capacity if such instrument is required by law or any act of the Corporation to be executed or countersigned by two or more officers. None of the officers need be a Stockholder or a resident of the State of Delaware. No officer (other than the Chairman of the Board, if any) need be a director.

         (b) The Board of Directors may delegate to the Chairman of the Board (if any) and/or the Chief Executive Officer the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix their duties as such appointees. However, no such divisional or departmental vice presidents shall be considered an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors.

SECTION 5.2 TERM OF OFFICE; VACANCIES. So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this
Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

SECTION 5.3 REMOVAL OF ELECTED OFFICERS. Any elected officer may be removed at any time, with or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose.

SECTION 5.4 RESIGNATIONS. Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer may be a party.

SECTION 5.5 THE CHAIRMAN OF THE BOARD. The Chairman of the Board (if any) shall have all powers and shall perform all duties incident to the office of Chairman of the Board and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors and of the Stockholders.

SECTION 5.6 CHIEF EXECUTIVE OFFICER. (a) The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the Board of Directors and the Chairman of the Board (if any), shall have general supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. The Chief Executive Officer shall implement the general directives, plans and policies formulated by the Board of Directors and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

         (b) During the time of any vacancy in the office of Chairman of the Board or in the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board unless otherwise determined by the Board of Directors. In the absence of the Chairman of the Board, if one be elected, the Chief Executive Officer shall preside at meetings of the Stockholders and Board of Directors and shall be ex officio a member of all standing committees. During the time of any vacancy in the office of President or in the event of the absence or disability of the President, the Chief Executive Officer shall have the duties and powers of the President unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 5.6 for the exercise by the Chief Executive Officer of the powers of the Chairman of the Board or the President.

SECTION 5.7 PRESIDENT. (a) The President shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage the day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these Bylaws. The President may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In the absence of the President, his duties shall be performed and his authority may be exercised by the Chief Executive Officer or a Vice

President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to designate or supersede any designation so made.

          (b) During the time of any vacancy in the offices of the Chairman of the Board and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 5.7 for the exercise by the President of the powers of the Chief Executive Officer.

SECTION 5.8 VICE PRESIDENTS. The several Vice Presidents (if any), which may include one or more persons designated as Senior Vice Presidents and one or more persons designated as Executive Vice Presidents, shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or President and may sign, with any other proper officer, certificates for shares of the Corporation. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the President, shall perform all the duties of the President as chief operating officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President as chief executive officer of the Corporation. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 5.7 for the exercise by any Vice President of the powers of the President as chief executive officer of the Corporation. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

SECTION 5.9 SECRETARY. (a) The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of the Board of Directors, committees of the Board of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors and committees thereof, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

         (b) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         (c) The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President or these Bylaws.

         (d) The Secretary may affix the seal of the Corporation, if one is adopted, to any instrument contracts of the Corporation requiring same.

SECTION 5.10 ASSISTANT SECRETARIES. Each Assistant Secretary (if any) shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer or the President or the Secretary. In the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, the Assistant Secretary designated by the Secretary) shall perform the duties and exercise the powers of the Secretary during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this
Section 5.10 for the exercise by any Assistant Secretary of the powers of the Secretary under these Bylaws.

SECTION 5.11 TREASURER. The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 5.12 ASSISTANT TREASURERS. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, the Assistant Treasurer designated by the Treasurer) shall perform the duties and exercise the powers of the Treasurer during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 5.12 for the exercise by any Assistant Treasurer of the powers of the Treasurer under these Bylaws.

SECTION 5.13 CONTROLLER. The Controller (if any) shall be the principal accounting officer of the Corporation. In addition to his duties as the principal accounting officer, the Controller shall have such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer.

SECTION 5.14 SUBORDINATE OFFICERS. The Board of Directors may (a) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (b) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

SECTION 5.15 SALARIES AND COMPENSATION. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 5.14.

                                   ARTICLE VI

                                 INDEMNIFICATION

SECTION 6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) The Corporation, to the maximum extent permitted from time to time under the laws of the State of Delaware (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, an employee or agent of the Corporation or at the request of the Corporation was serving as an employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation, to the maximum extent permitted from time to time under the laws of the State of Delaware (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, an employee or agent of the Corporation or at the request of the Corporation was serving as an employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made under this sub-section (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

         (c) Any indemnification under sub-sections (a) or (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in sub-sections
(a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel, in written opinion, selected by the Board of Directors; or (3) by the Stockholders. In the event a determination is made under this sub-section (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

         (d) Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI. In addition, the Corporation shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Corporation in connection with such person's appearance as a witness or other participant in a proceeding in which such person or the Corporation is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Corporation or by reason of his capacity as a director or officer, or former director or officer of the Corporation. Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Article VI may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (e) If in a suit or proceeding for indemnification required under this
Article VI of a director or officer, or former director or officer, of the Corporation or any of its affiliates, a court of competent jurisdiction determines that such person is entitled to indemnification under this Article VI, the court shall award, and the Corporation shall pay, to such person the expenses incurred in securing such judicial determination.

         (f) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (g) The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

SECTION 6.2 SURVIVAL. The provisions of this Article VI shall continue as to any person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this Article VI.

SECTION 6.3 AMENDMENT. No amendment, modification or repeal of this Article VI or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director, officer, employee or agent of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director, officer, employee or agent, under and in accordance with the provisions of this Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 6.4 DEFINITIONS. For purposes of this Article VI, (i) reference to any person shall include the estate, executors, administrators, heirs, legatees and devisees of such person, (ii) "employee benefit plan" and "fiduciary" shall be deemed to include, but not be limited to, the meaning set forth, respectively, in sections 3(3) and 21 (A) of the Employee Retirement Income Security Act of 1974, as amended, (iii) references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to applicable law in respect of any transaction involving an employee benefit plan and (iv) references to the Corporation shall be deemed to include any predecessor corporation or entity and any constituent corporation or entity absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries so that any person who was a director, officer, employee, agent or fiduciary of such predecessor or constituent corporation or entity, or served at the request of such predecessor or constituent corporation or entity as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation or entity if its separate existence had continued.

                                   ARTICLE VII

                                  CAPITAL STOCK

SECTION 7.1 CERTIFICATES OF STOCK. Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                   If the Corporation shall be authorized to issue more than one
(1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 7.2 LEGENDS. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares represented by such certificates) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws.

SECTION 7.3 LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

SECTION 7.4 TRANSFER REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Board of Directors may
(i) appoint and remove transfer agents and registrars of transfers and (ii) require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

SECTION 7.5 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD FOR CERTAIN PURPOSES.

         (a) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         (b) If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 7.6 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend the directors may set apart out of the funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall determine to be conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.

SECTION 7.7 REGISTERED STOCKHOLDERS. Except as expressly provided by law, the Certificate of Incorporation and these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

SECTION 7.8 TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be canceled and new certificates shall thereupon be issued.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.1 CORPORATE SEAL. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 8.2 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 8.3 CHECKS, DRAFTS, NOTES. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

SECTION 8.4 NOTICE AND WAIVER OF NOTICE. Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Certificate of Incorporation or of these Bylaws it shall not be construed to only mean personal notice, rather, such notice may also be given (i) in writing, by mail, postage prepaid, addressed to such Stockholder, director or committee member at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation or (ii) by any other method permitted by law (including, but not limited to, overnight courier service , telegram, telex or telecopier). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given one business day after delivery to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex or telecopy shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid. Notice to directors may also be given by telegram, cable or other form of recorded communication, by personal delivery or by telephone. Whenever notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

SECTION 8.5 EXAMINATION OF BOOKS AND RECORDS. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders' rights in this respect are and shall be restricted and limited accordingly.

SECTION 8.6 VOTING UPON SHARES HELD BY THE CORPORATION. Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

SECTION 8.7 RESERVES. There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may thereafter modify or abolish any such reserve in its absolute discretion.

SECTION 8.8 CORPORATE CONTRACTS AND INSTRUMENTS. Subject always to the specific directions of the Board of Directors, the Chairman of the Board (if any), the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the Corporation. The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer or the President may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 8.9 ATTESTATION. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary or an Assistant Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

SECTION 8.10 INVALID PROVISIONS. If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

SECTION 8.11 HEADINGS. The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.

SECTION 8.12 REFERENCES TO GENDER/NUMBER. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate. Words of any gender used in these Bylaws shall include the other gender where appropriate.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1 AMENDMENT. Except as otherwise expressly provided in the Certificate of Incorporation, the directors, by the affirmative vote of a majority of the entire Board of Directors and without the assent or vote of the Stockholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, make, repeal, alter, amend or rescind any of these Bylaws. The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article IX as one class.